                                                                   Exhibit 23(f)

                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]



















INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form F-4 of ING Groep N.V. of our reports dated February 1, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and Subsidiaries for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 27, 2000